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                                                                  EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Florida Public Utilities Company on Form S-3 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Florida Public Utilities Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
West Palm Beach, Florida


August 30, 2001